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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
IOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IOMED, INC.
2441 South 3850 West, Suite A
Salt Lake City, Utah 84120
Telephone (801) 975-1191

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 14, 2003

        The Annual Meeting of Shareholders of IOMED, Inc. will be held on Friday, November 14, 2003, at 10:00 a.m. (Mountain Standard Time) at the Grand America Hotel, located at 555 South Main Street, Salt Lake City, Utah. At the meeting, shareholders will consider and take action upon the following matters:

  1.
  Election of two Class I directors to serve a term of three years or until their successors are duly elected and qualified;

  2.
  Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 2004; and

  3.
  Any other business that may properly come before the meeting and any adjournment thereof.

        The Board of Directors has fixed the close of business on September 19, 2003, as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ MARY A. CROWTHER
Mary A. Crowther Secretary

September 29, 2003

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

IOMED, INC.
2441 South 3850 West, Suite A
Salt Lake City, Utah 84120
Telephone (801) 975-1191

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 14, 2003

SOLICITATION AND REVOCABILITY OF PROXY

General

        The Board of Directors of IOMED, Inc. ("us" or "we") is soliciting the enclosed proxy for use at our 2003 Annual Meeting of Shareholders. We will be holding our annual meeting on Friday, November 14, 2003, at 10:00 a.m. (Mountain Standard Time) at the Grand America Hotel, located at 555 South Main Street, Salt Lake City, Utah.

        We first mailed these proxy solicitation materials, form of proxy and our Annual Report to shareholders for the fiscal year ended June 30, 2003, including financial statements, to our shareholders entitled to vote at the annual meeting on or about October 10, 2003.

Record Date and Voting Securities

        Our only authorized voting security is common stock, no par value per share. Shareholders of record as of September 19, 2003, are entitled to receive notice of, and to vote at, the annual meeting. As of September 19, 2003, 6,544,670 shares of common stock were outstanding.

Revocability of Proxies

        You may revoke any proxy you give pursuant to this solicitation at any time before its use by delivering to the Secretary of our Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. However, please note that attendance at the annual meeting in and of itself will not constitute a revocation of any proxy you grant.

Voting and Solicitation

        Each shareholder is entitled to one vote for each common share held as of September 19, 2003. Shareholders will not be entitled to cumulate their votes in the election of directors.

        We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies are being solicited primarily by mail, but our directors, officers and regular employees may also solicit proxies personally, by telephone, facsimile or by special letter.

Quorum and Abstentions; Broker Non-Votes

        A representative from Computershare Investor Services will serve as the Inspector of Elections for our annual meeting. The Inspector of Elections will tabulate votes cast by proxy or in person at our meeting. The Inspector will also determine whether or not a quorum is present. In general, Utah law provides that a quorum consists of a majority of shares which are entitled to vote at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present (in person or represented by proxy) at a duly held meeting at which a quorum is present is required under Utah law for approval of proposals presented to shareholders.

        The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum, but are not counted as votes FOR or AGAINST any matter. If a returned proxy is not marked as to a particular proposal, the proxy will be voted FOR the proposal, or as the proxy holder deems advisable on certain other matters that may properly come before the meeting. The proxy will not confer authority on the proxy holder to vote for the election of any director for which no bona fide nominee is named in this proxy statement

        If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will not be considered as present with respect to that matter for purposes of determining if a quorum is present. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Utah concerning voting of shares and determination of a quorum.

Deadline for Receipt of Shareholder Proposals to be Presented at 2004 Annual Meeting

        In the event that a stockholder desires to have a proposal considered for presentation at the 2004 Annual Meeting of Stockholders and included in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to our Secretary so that it is received no later than June 10, 2004. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act).

        If a stockholder, rather than including a proposal in our proxy statement as discussed above, seeks to propose business for consideration at such meeting, we must receive notice of such proposal on or before August 26, 2004. In addition, in the event a stockholder seeks to nominate a candidate for director, under our Bylaws, we must receive notice of such nomination at least 10 days after the mailing date of our 2004 proxy materials. If the required notice is not received by the dates indicated, such proposal or nomination will be considered untimely under Rule 14a-4(c)(1) promulgated under the Exchange Act, and we will have discretionary voting authority under proxies solicited for the 2004 Annual Meeting of Stockholders with respect to such proposal.

        Proposals and notices should be directed to the attention of the Corporate Secretary, Iomed, Inc., 2441 South 3850 West, Suite A, Salt Lake City, Utah 84120.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons owning ten percent of our common stock to file reports of ownership with the SEC. Each of these persons is required by SEC regulations to furnish us with copies of all Section 16(a) forms filed.

        Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all persons required to file such reports during fiscal year 2003 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act. We believe that each person required to file such requests is now current in all reporting obligations.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of August 29, 2003, for (i) each person who we know owns beneficially more than 5% of our common stock, (ii) each member of the Board of Directors, (iii) each Named Executive Officer (as defined below) and (iv) all directors and Named Executive Officers as a group. Unless otherwise indicated, the principal address of each shareholder, director and Named Executive Officer is our principal corporate office address at 2441 South 3850 West, Suite A, Salt Lake City, Utah 84120.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Approximate Percent of Total(2)
5% Shareholders
Elan International Services, Ltd.(3) 102 St. James Court Flatts Smiths FL04 Bermuda	2,100,192	28.2%
Newtek Ventures 500 Washington Street, Suite 300 San Francisco, CA 94111	618,426	9.5%
MBW Venture Partners, LP 350 Second Street, Suite 8 Los Altos, CA 94022	470,231	7.2%
Laboratoires Fournier, S.C.A. 42, rue de Longvic 21300 Chenove France	368,498	5.6%
Directors
John W. Fara, Ph.D.(4)	67,082	1.0%
Michael T. Sember(5)	65,000	1.0%
Peter J. Wardle(6)	238,000	3.6%
Warren Wood(7)	69,166	1.0%
Named Executive Officers
Robert J. Lollini(8)	230,080	3.4%
Greg A. Fisher(9)	71,288	1.0%
Mary Crowther(10)	60,777	1.0%
Tim Lucas(11)	41,595	*
Brian Mower(12)	12,292	*
Executive officers and directors as a group (9 persons)(13)	855,280	11.9%

*
Less than 1%.
(1)
Unless otherwise indicated in these footnotes, or pursuant to applicable state community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned.
(2)
Percentages are based upon 6,544,670 shares of common stock outstanding on August 29, 2003, together with any applicable convertible preferred stock, warrants and options convertible or exercisable within 60 days of August 29, 2003, for such shareholder.
(3)
Includes 893,801 shares of Series D non-voting convertible preferred stock, convertible into common stock on a share-for-share basis.
(4)
Includes 67,082 common shares subject to options held by Dr. Fara.
(5)
Includes 65,000 common shares subject to options held by Mr. Sember.
(6)
Includes 65,000 common shares subject to options held by Mr. Wardle. Mr. Wardle is a general partner of Newtek Ventures, but disclaims beneficial ownership of the common shares held by Newtek Ventures.
(7)
Includes 69,166 common shares subject to options held by Mr. Wood.
(8)
Includes 220,324 common shares subject to options held by Mr. Lollini.
(9)
Includes 68,788 common shares subject to options held by Mr. Fisher.
(10)
Includes 50,362 common shares subject to options held by Ms. Crowther.
(11)
Includes 39,929 common shares subject to options held by Mr. Lucas.
(12)
Includes 12,292 common shares subject to options held by Mr. Mower.
(13)
Includes 657,943 common shares subject to options.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our Amended and Restated Articles of Incorporation divides the Board into three classes. Each year, the directors in one of these three classes are elected to serve a three-year term. The term for the class I directors, currently comprised of Messrs. Michael T. Sember and Robert J. Lollini, expire at this meeting. The Board has nominated Messrs. Sember and Lollini for reelection as directors in that class for the term expiring in 2006. We have included a biography for Messrs. Sember and Lollini below. If the nominee for director becomes unavailable for election, the vacancy shall be filled by a vote of a majority of the directors then in office.

        Unless otherwise directed by a proxy, the Chairman and Chief Executive Officer intend to vote the shares represented by proxies for all of the Board's nominees.

        The Board of Directors recommends a vote FOR the election of the nominees as directors.

Nomination for Election as Directors (Term Expires 2006)

        MICHAEL T. SEMBER, age 53, has served as a director of the Company since May of 1997. Mr. Sember joined Women's First Healthcare, Inc. as President and Chief Operating Officer in 2003. Mr. Sember was President and Chief Operating Officer of Deltagen, Inc. from 2002 to 2003. Mr. Sember was Executive Vice President of Business Development for Elan Corporation plc. from 1992 to 2002. Mr. Sember was with Marion Merrell Dow, Inc. from 1973 to 1991. Mr. Sember received a Bachelor of Science degree from the University of Pittsburgh and an MBA from Rockhurst College.

        ROBERT J. LOLLINI, age 49, has served as President and Chief Executive Officer and a director of the Company since November 2002. Since joining the Company in 1993, Mr. Lollini has served as Chief Operating Officer, Executive Vice President, Finance, Chief Financial Officer and Secretary. Between 1989 and 1992, Mr. Lollini worked for R.P. Scherer Corporation, an international drug delivery company, as Vice President, Finance, Chief Financial Officer and Secretary, and between 1981 and 1989, as its Corporate Controller and Chief Accounting Officer and in various other management capacities. Between 1978 and 1981, Mr. Lollini was with the accounting firm of Arthur Andersen & Co. Mr. Lollini is a Certified Public Accountant and received a Bachelor of Arts degree in Accounting from Michigan State University and an MBA in Finance/Economics from the University of Detroit.

Director Continuing in Office (Term Expires 2005)

        JOHN W. FARA, Ph.D., age 61, has served as a director of the Company since 1992. Dr. Fara has served as President, Chief Executive Officer and a Director of DepoMed, Inc., a publicly traded pharmaceutical company, since 1996 and was elected Chairman in March 2000. Dr. Fara also serves as a director of AVI Biopharma, a publicly traded pharmaceutical company. From 1990 to 1996, Dr. Fara was President and Chief Executive Officer of Anergen, Inc., a biotechnology company. Dr. Fara received a Bachelor of Science degree from the University of Wisconsin and a Ph.D. from the University of California, Los Angeles.

Directors Continuing in Office (Term Expires 2004)

        PETER J. WARDLE, age 68, was named Chairman of the Company's Board of Directors in January 2000 and has served as a director of the Company since 1987. Mr. Wardle has been a General Partner of Newtek Ventures, a venture capital company, since 1983. Mr. Wardle also serves as a director of Microbar, Inc., a software company, and Ophthonix, an ophthalmic equipment company. Mr. Wardle received a Bachelor of Arts degree in History and Economics from Dartmouth College.

        WARREN WOOD, age 72, has served as a director of the Company since 1996. In 1996 Mr. Wood retired as Chairman of the Board of Directors, President and Chief Executive Officer of

Cabot Medical Corporation, a medical device company, positions he held since 1983. Mr. Wood received a Bachelor of Science degree in Electrical Engineering from the University of Washington.

Operation of the Board of Directors

        Pursuant to Utah law, under which we are incorporated, our business, property and affairs are managed under the direction of the Board of Directors. During fiscal year 2003, there were twelve meetings of the Board. Each current director attended 75% or more of the aggregate of (i) the meetings of the Board held when he was a director and (ii) the meetings held by all Board committees on which he served.

Committees of the Board

        The Board of Directors has established two committees, the Audit Committee and Compensation Committee. Each of these committees is responsible to the full Board of Directors, and its activities are subject to approval of the Board. The Audit Committee reviews the scope and results of the annual audit of our consolidated financial statements conducted by our independent accountants, the scope of other services provided by our independent accountants, proposed changes in our financial and accounting practices, and our policies and procedures with respect to our internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to our financial affairs and accounting methods, including the selection and retention of our independent accountants. The Audit Committee is comprised of Dr. Fara and Messrs. Sember and Wood. The Compensation Committee administers our compensation programs, reviews and recommends to the Board compensation arrangements for our senior management and directors, and performs such other duties as may from time to time be determined by the Board. In addition, the Compensation Committee is responsible for administering our stock option plans. The Compensation Committee is comprised of Dr. Fara and Messrs. Wardle and Wood. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

Non-Executive Director Compensation

        Since January 2000, we have paid each of our non-employee directors $3,000 per quarter as a retainer for their continued services and have reimbursed them for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings. All non-employee directors are also eligible to participate in our stock option plans. Since 1992, non-qualified options to purchase common stock have been granted to the directors as follows: Dr. Fara (71,248 shares), Mr. Sember (65,000 shares), Mr. Wardle (65,000 shares), and Mr. Wood (69,166 shares). The option grants vest immediately upon grant and are exercisable at an exercise price equal to the fair market value of the common stock on the date of grant (as adjusted for stock splits and similar transactions). The number of shares subject to any such grants, and the exercise price(s) of the shares underlying those grants, are determined by the Compensation Committee and approved by the Board of Directors.

PROPOSAL 2
APPOINTMENT OF INDEPENDENT ACCOUNTANT

        The Board has selected Ernst & Young LLP, independent public accountants, to audit our financial statements for fiscal year ending June 30, 2004. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our auditors for the fiscal year ending June 30, 2004. The Company's Audit Committee is composed of independent (as defined by the rules of the American Stock Exchange) directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors and reviewed and reassessed at least annually.

Audit Committee Report

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        Our independent auditors, Ernst & Young, are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Ernst & Young met with the committee and expressed their judgement as to the quality, not just the acceptability, of our accounting principles and discussed other matters as required under generally accepted auditing standards. In addition, Ernst & Young discussed the auditors' independence from us and our management, including those matters set forth in written disclosures required by applicable auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, and considered the compatibility of non-audit services with the auditors' independence.

        The committee discussed with our independent auditors the overall scope and plan of their audit. The committee meets with the independent auditors, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held two meetings during fiscal year 2003.

        In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2003, for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of our independent auditors.

Respectfully submitted,

Michael T. Sember	John W. Fara, Ph.D.	Warren Wood

Fees paid to Independent Auditors

        Audit Fees.    The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Company in connection with the audit and for the reviews during fiscal 2003 of the Company's financial statements included in the quarterly reports on Form 10-Q were $57,000.

        All Other Fees.    The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Company in fiscal 2003 in connection with non-audit related services, primarily tax compliance and tax consulting services, were $16,000. There were no fees for consulting in the information technology area.

        In appointing Ernst & Young LLP to serve as independent auditors for the fiscal year ending June 30, 2004, the Audit Committee considered whether the provision of these non-audit services is compatible with maintaining the independent auditors' independence.

MANAGEMENT

Named Executive Officers

        ROBERT J. LOLLINI, age 49, has served as President and Chief Executive Officer and a director of the Company since November 2002. Since joining the Company in 1993, Mr. Lollini has served as Chief Operating Officer, Executive Vice President, Finance, Chief Financial Officer and Secretary. Between 1989 and 1992, Mr. Lollini worked for R.P. Scherer Corporation, an international drug delivery company, as Vice President, Finance, Chief Financial Officer and Secretary, and between 1981 and 1989, as its Corporate Controller and Chief Accounting Officer and in various other management capacities. Between 1978 and 1981, Mr. Lollini was with the accounting firm of Arthur Andersen & Co. Mr. Lollini is a Certified Public Accountant and received a Bachelor of Arts degree in Accounting from Michigan State University and an MBA in Finance/Economics from the University of Detroit.

        GREG A. FISCHER, age 48, joined the Company in October 2000 and currently serves as Executive Vice President, Manufacturing and Product Development. Most recently, Mr. Fischer was Vice President, Operations at Cornerstone Nutritional Labs, where he was responsible for overall operations management and corporate quality control. Prior to that, he served in various management capacities in manufacturing, quality control and engineering at TheraTech, Inc. and Bristol Myers Squibb. During his tenure at both companies, Mr. Fischer successfully managed the technology transfer of development stage processes to commercially viable products. Mr. Fischer holds a Master of Science degree in microbiology from Ohio State University.

        MARY A. CROWTHER, age 52, joined the Company in 1979 and currently serves as Vice President, Administrative Services and Secretary. Ms. Crowther has held various other positions within the Company, including Director of Finance and Administration, Assistant Secretary, and Office Manager. Ms. Crowther received a Bachelor of Science degree in Business Management from Westminster College.

        TIMOTHY B. LUCAS, age 39, joined the Company in 1991 and presently serves as the Director of National Sales. From 1989 to 1991, Mr. Lucas served in various national and regional sales capacities with the Nortech Division of Medtronics, Inc., a manufacturer of external neuromuscular stimulators. Prior to joining Medtronics, Mr. Lucas was a Field Sales Manager with SePro Healthcare, Inc., an orthopedic product manufacturer. Mr. Lucas received an Associates degree in Marketing from York College of Pennsylvania.

        BRIAN L. MOWER, age 31, joined the Company's accounting and finance department in December 1999 and currently serves as Chief Accounting Officer. Prior to joining the Company, Mr. Mower was a senior auditor for the international accounting firm of KPMG, LLP. Mr. Mower is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants, the Utah Association of Certified Public Accountants, and the National Association of Stock Plan Professionals. Mr. Mower received both a Bachelor of Arts degree in Accounting and a Master of Accountancy degree from Brigham Young University.

Stock Option Grants

        No stock options were granted to the Named Executive Officers during the preceding twelve months.

Summary Compensation Table

        The following table summarizes the annual and long-term compensation of our Chief Executive Officer and the most highly compensated officers whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers") during the fiscal years ended June 30, 2003, 2002 and 2001:

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation(1)		Restricted Stock Awards	Awards Underlying Options
Robert J. Lollini President, Chief Executive Officer, and director(2)	2003 2002 2001	$242,300 200,000 178,600	$26,800 (4 (4	) )	$7,200 6,700 6,200		— — —	— 153,000 28,000
Greg A Fischer Executive Vice President, Manufacturing and Product Development(3)	2003 2002 2001	$160,000 160,000 107,000	$20,200 (4 (4	) )	$7,000 6,600 3,900		— — —	— 126,000 35,000
Mary Crowther Vice President, Administrative Services and secretary	2003 2002 2001	$125,000 125,000 90,000	$15,800 (4 13,000)		$4,400 4,100 3,500		— — —	— 76,000 14,000
Tim Lucas National Sales Director	2003 2002 2001	$150,300 150,300 143,100	$17,133 (4 (4	) )	$19,300 14,500 13,900	(5) (5) (5)	— — —	— 55,000 14,000

(1)
Represents medical and dental insurance and premiums on group term life insurance.

(2)
In November 2002, the Board of Directors appointed Mr. Lollini President, Chief Executive Officer, and Director

(3)
Mr. Fischer joined the Company in Fiscal 2001.

(4)
Fiscal 2002 and 2001 bonus awards were paid in stock options.

(5)
Includes automobile reimbursement of $7,200.

Fiscal Year-End Option Values

        The following table provides information regarding the number and value of options held by the Named Executive Officers on June 30, 2003. The Named Executive Officers exercised no options during fiscal 2003.

	Number of Securities Underlying Outstanding Options at Fiscal Year-End (#)		Value of Outstanding In-The-Money Options at Fiscal Year-End ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Lollini	204,090	97,742	$5,830	$23,320
Greg A. Fischer	56,804	104,196	5,610	22,440
Mary A. Crowther	42,612	71,471	5,610	22,440
Timothy B. Lucas	34,246	49,338	3,300	13,200
Brian L. Mower	10,792	9,208	—	—

(1)
Value is based on the closing sale price of the common stock as of the last business day of the fiscal year, June 30, 2003, ($1.45), minus the exercise price.

Compensation Committee Report on Executive Compensation

Compensation Program

        The objectives of our executive compensation program are to align compensation with business objectives and individual performance, and to enable us to attract, retain and reward highly qualified executive officers who contribute to our long-term success. To ensure that compensation is competitive, we compare our compensation practices with those of comparable U.S. biotechnology companies, which include medical device, pharmaceutical, drug delivery and other relevant companies in a similar stage of development. The annual compensation for our executive officers currently consists of three elements: salary, incentive bonus and profit sharing and equity participation. Executive officers are also entitled to participate in the same medical and other benefit plans available to our employees.

        Annual salaries and incentive bonuses for executive officers are determined based upon corporate and individual performance. While industry-wide practices are deemed to be important indicators of appropriate compensation levels, the Compensation Committee believes the most important considerations in setting an executive's base salary and incentive bonus are individual and corporate performance.

        Corporate performance is evaluated by reviewing the extent to which we meet strategic and business planning goals and objectives. Individual performance is evaluated by reviewing attainment of specific individual objectives and the degree to which teamwork and our values are fostered. Incentive bonus and profit sharing are discretionary and based upon the achievement of functional, departmental and corporate goals as well as individual performance. Participation in these incentive programs is extended to substantially all of our employees, not just executive officers. The Compensation Committee evaluates the achievement of the annual goals and objectives established for the executive officers and their contribution to us on an annual basis.

        Equity participation has traditionally been in the form of stock option awards. Such awards are designed to promote the integration of the long-term interests of our employees, including our executive officers, and our shareholders, and to assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the employee's position with us and the actual or potential contributions to us in relation to overall compensation. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating our employees. Because the exercise price of a stock option is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the long-term value of our common shares. All stock option awards are approved by the Compensation Committee. Stock options are used to reward substantially all of our employees, and not just our executive officers.

        In determining the total compensation of Mr. Lollini for fiscal 2003, the Compensation Committee considered numerous factors, including Mr. Lollini's experience, his role in managing our strategic direction, his oversight in achieving commercial operating objectives, and his expanded management responsibilities as President and Chief Executive Officer.

Compliance with Internal Revenue Code Section 162(m)

        The Compensation Committee has not yet adopted a policy on amendments to Section 162 of the Internal Revenue Code of 1986, as amended, which disallow deductions for compensation in excess of $1 million for certain executives of public companies. We believe that the compensation expected to be paid during fiscal year 2004 is below the compensation limitation.

Respectfully Submitted,

John W. Fara, Ph.D.	Peter J. Wardle	Warren Wood

SHAREHOLDER PERFORMANCE GRAPH

        The following graph shows a comparison of the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Stock Market (US Companies) and the Nasdaq Total Return Index for Pharmaceutical Stocks over the period beginning April 23, 1998 (the date of our initial public offering) through the fiscal year ended June 30, 2003. The comparison assumes that on April 27, 1998, $100 was invested in our common stock and in each of the foregoing indices and, where applicable, assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

        The information contained in the Stock Performance Graph should not be deemed to be "soliciting material", nor should such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In March 1997, we entered into agreements with Elan, an international developer and manufacturer of advanced drug delivery technologies, and certain of its affiliates. The agreements provide us with exclusive, worldwide licenses to certain of Elan's iontophoretic drug delivery technology, including numerous issued and pending United States and foreign patents, as well as a significant body of know-how and clinical study results. Under the terms of the license, we are obligated to pay Elan a royalty on net revenues, as defined in the agreement. We acquired the Elan technology by issuing two promissory notes, a $10.0 million note and a $5.0 million note (the "Elan Notes"). Concurrently with the closing of our initial public offering in April 1998, we repaid the Elan Notes and Elan purchased, in a private placement transaction, 1,206,391 shares of common stock and

893,801 shares of Series D Preferred Stock. Mr. Sember is a former executive officer of Elan and serves as a member of the Board of Directors.

ADDITIONAL INFORMATION

        A copy of our Annual Report on Form 10-K, including financial statements, for the fiscal year ended June 30, 2003, is being furnished to you with this proxy statement. A portion of the information set forth in the Form 10-K was incorporated by reference from this Proxy Statement. We will mail an additional copy, without charge, to you upon written request. Requests should be sent to Investor Relations, IOMED, Inc., 2441 South 3850 West, Suite A, Salt Lake City, UT 84120.

OTHER MATTERS

        We do not know of any other matters to be submitted at the meeting. If any other matters properly come before the meeting it is the intention of the person named in the accompanying form of proxy, to the extent authorized, to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ ROBERT J. LOLLINI
Robert J. Lollini President and Chief Executive Officer

Dated: September 29, 2003

IOMED, INC.
ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 14, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IOMED, INC.

        The undersigned shareholder of IOMED, Inc. (the "Company") hereby appoints Robert J. Lollini, the true and lawful attorney, agent and proxyholder of the undersigned, and hereby authorizes him to represent and vote, as specified herein, all of the common shares of the Company held of record by the undersigned on September 19, 2003, at the Annual Meeting of Shareholders of the Company to be held at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, on Friday, November 14, 2003, at 10:00 a.m., Mountain Standard Time, and any adjournment thereof.

        PROPOSAL 1.    Election of the following nominees as Directors of the Company, to serve a term of three years or until their successors are duly elected and qualified:                        Michael T. Sember                        Robert J. Lollini

☐ FOR                         ☐ WITHHOLD AUTHORITY to vote for all nominees

(Instruction: To withhold authority to vote FOR any individual nominee, strike a line through the nominee's name in the list above.)

        PROPOSAL 2.    Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 2004.

☐ FOR                         ☐ AGAINST                         ☐ ABSTAIN

Continued and to be dated and signed on the reverse side

        GENERAL.    To act upon any other business that may properly come before the meeting and any adjournment thereof.

☐ FOR                         ☐ AGAINST                         ☐ ABSTAIN

        PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.
Signature
Signature
(Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each shareholder must sign.)
Dated:	, 2003

RECEIPT OF THE PROXY STATEMENT, DATED SEPTEMBER 29, 2003, IS HEREBY ACKNOWLEDGED.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPOINTMENT OF INDEPENDENT ACCOUNTANT
MANAGEMENT
SHAREHOLDER PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ADDITIONAL INFORMATION
OTHER MATTERS